UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2022 (January 25, 2022)

Golub Capital BDC 3, Inc.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10106

 (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

__________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2022 (the “Closing Date”), Golub Capital BDC 3 ABS 2022-1 LLC (the “2022 Issuer”), an indirect, wholly owned, consolidated subsidiary of Golub Capital BDC 3, Inc. (the “Company”) completed a $401.75 million asset-backed securitization (the “2022 Asset-Backed Securitization”). Asset-backed securitizations are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to its overall asset coverage requirement.

On the Closing Date and in connection with the 2022 Asset-Backed Securitization, the 2022 Issuer entered into a Note Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., as the initial purchaser (the “Initial Purchaser”), pursuant to which the 2022 Issuer agreed to sell to the Initial Purchaser certain of the notes to be issued pursuant to an indenture as part of the 2022 Asset-Backed Securitization.

The notes offered in the 2022 Asset-Backed Securitization consist of $252.0 million of Class A Senior Secured Floating Rate Notes, which bear interest at a benchmark interest rate, which will initially be based on term SOFR, plus 2.0% (the “Secured 2022 Notes”) and $149.75 million of Subordinated Notes, which do not bear interest (the “Subordinated 2022 Notes” and, together with the Secured 2022 Notes, the “2022 Notes”). The Secured 2022 Notes are due on January 18, 2030. The Subordinated 2022 Notes are due on January 25, 2122.The Secured 2022 Notes were issued through a private placement through the Initial Purchaser. The Company indirectly retained all of the Subordinated 2022 Notes.

The 2022 Asset Securitization is backed by a diversified portfolio of senior secured loans. Through January 25, 2024, all principal collections received on the underlying collateral may be used by the 2022 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2022 Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the 2022 Asset-Backed Securitization, allowing the Company to maintain the initial leverage in the 2022 Asset-Backed Securitization.

The 2022 Issuer used the proceeds from the 2022 Asset-Backed Securitization to, among other things, purchase certain portfolio company investments (“Collateral Obligations”) from GBDC 3 Funding LLC, a wholly-owned subsidiary of the Company (the “Warehouse Borrower”) and from other subsidiaries of the Company on the Closing Date pursuant to the loan sale agreements described below . In connection therewith, the Warehouse Borrower intends to reduce certain outstanding indebtedness under the documents governing the credit facility entered into by the Warehouse Borrower, the Company, as equity holder and as servicer, the lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto, each of the entities from time to time party thereto as securitization subsidiaries and Deutsche Bank Trust Company Americas, as collateral agent and as collateral custodian.

Under the terms of a loan sale agreement entered into upon closing on the Closing Date (the “Closing Date Master Loan Sale Agreement”) that provided for the sale of assets on the Closing Date solely to satisfy risk retention requirements and in accordance with certain no-action relief obtained by GC Advisors, (1) the Company transferred to GC Advisors a portion of its ownership interest in the portfolio company investments securing the 2022 Asset-Backed Securitization, (2) GC Advisors, in turn, transferred such portfolio company investments to the 2022 Issuer, (3) as consideration for its acquisition of such portfolio company investments, the 2022 Issuer issued to GC Advisors 100% of the risk retention interest in the form of a portion of the Subordinated 2022 Notes, and (4) GC Advisors immediately transferred these Subordinated 2022 Notes to the 2022 Retention Holder (defined below), as directed by the Company in consideration for its acquisition of the portfolio investments from the Company described in step (1). Under the terms of the other loan sale agreement entered into upon closing on the Closing Date (the “Retention Holder Master Loan Sale Agreement”) that provided for the sale of assets on the Closing Date as well as future sales from the Company or its subsidiaries to the 2022 Issuer through Golub Capital BDC 3 ABS 2022-1 Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “2022 Retention Holder”), the Company sold and/or contributed to the 2022 Retention Holder the remainder of its ownership interest in the portfolio company investments securing the 2022 Asset-Backed Securitization and participations and the 2022 Retention Holder, in turn, sold to the 2022 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in the Retention Holder Master Loan Sale Agreement. Following these transfers, the 2022 Issuer, and not GC Advisors, the 2022 Retention Holder or the Company, holds all of the ownership interest in such portfolio company investments and participations. The Company made customary representations, warranties and covenants in these loan sale agreements.

The Secured 2022 Notes are the secured obligation of the 2022 Issuer, and the indenture governing the Secured 2022 Notes includes customary covenants and events of default.  The 2022 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors serves as collateral manager to the 2022 Issuer under a collateral management agreement and is entitled to receive a fee for providing these services. Pursuant to the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the 2022 Asset-Backed Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Note Purchase Agreement, dated as of January 25, 2022, by and between Golub Golub Capital BDC 3 ABS 2022-1 LLC and Deutsche Bank Securities Inc.

10.2	Indenture, dated as of January 25, 2022, by and between Golub Capital BDC 3 ABS 2022-1 LLC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee

10.3	Collateral Management Agreement, dated as of January 25, 2022, by and between Golub Capital BDC 3 ABS 2022-1 LLC, as Issuer and GC Advisors LLC, as Collateral Manager

10.4	Master Loan Sale Agreement, dated as of January 25, 2022, by and among Golub Capital BDC 3, Inc., as the Seller, GC Advisors LLC, as the Closing Date Seller, Golub Capital BDC 3 ABS 2022-1 LLC, as the Buyer, and Golub Capital 3 Holdings LLC

10.5	Master Loan Sale Agreement, dated as of January 25, 2022, by and among Golub Capital BDC 3, Inc., as the Seller, Golub Capital BDC 3 ABS 2022-1 Depositor LLC, as the Intermediate Seller, Golub Capital BDC 3 ABS 2022-1 LLC, as the Buyer, and GBDC 3 Funding LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: January 28, 2022	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer